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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated September 12, 2001, related to the consolidated financial statements of JAG Media Holdings, Inc. (formerly known as JagNotes.com Inc.) as of July 31, 2001 and for the years ended July 31, 2001 and 2000, which report includes an explanatory paragraph concerning the Company's ability to continue as a going concern.

/s/ J.H. Cohn LLP

Roseland, New Jersey
April 30, 2002